UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 20, 2010

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7501 Wisconsin Avenue Suite 1200 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

(301) 215-5500

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On December 20, 2010, Walker & Dunlop, Inc. (the “Company”) closed its initial public offering of 10,000,000 shares of its common stock, par value $0.01 per share, which included 6,666,667 shares of common stock sold by the Company and 3,333,333 shares of common stock sold by the selling stockholders.  In connection with the initial public offering and related formation transactions, the Company entered into the following agreements, each dated as of December 20, 2010:

•                  Registration Rights Agreement, by and among Walker & Dunlop, Inc. and Mallory Walker, Taylor Walker, William M. Walker, Howard W. Smith, III, Richard C. Warner, Donna Mighty, Michael Yavinsky, Ted Hermes, Deborah A. Wilson and Column Guaranteed LLC (the “Registration Rights Agreement”); and

•                  Stockholders Agreement by and among William M. Walker, Mallory Walker, Column Guaranteed LLC and Walker & Dunlop, Inc. (the “Stockholders Agreement”).

The Registration Rights Agreement provides certain demand and tag along registration rights with regard to an aggregate of 11,408,171 shares of the Company’s common stock issued in connection with the formation transactions to former direct and indirect equity holders of Walker & Dunlop, LLC, which are referred to collectively as the registrable shares. Pursuant to the agreement, the Company will grant such holders and their direct and indirect transferees demand registration rights to have the registrable shares registered for resale, which registration statement must remain effective for the shorter of two years or until the date on which all of the registrable shares have been sold; provided, however, that these registration rights will only begin to apply one year after the completion of the initial public offering. In addition to demand registration rights, certain holders will receive tag along rights whereby they will have the right to have their shares registered if other persons with registration rights register their shares or if the Company proposes to file a registration statement in connection with an underwritten offering. The right to keep a registration statement effective shall cease to apply when registrable shares can be sold pursuant to Rule 144 of the Securities Act of 1933, as amended, without any limitations other than the requirement for current public information regarding the Company.

Pursuant to the Stockholders Agreement, the Company has agreed to nominate one designee of Column Guaranteed LLC (“Column”), currently Edmund Taylor, for election as director at its 2011 annual meeting of stockholders, and William Walker and Mallory Walker have agreed to vote the shares of common stock owned by them for the Column designee at the 2011 annual meeting of stockholders and at any special meeting of stockholders at which directors are to be elected that occurs within six months after the expiration of Column’s lock-up agreement entered into in connection with this offering. In addition, if William Walker and/or Mallory Walker propose to sell their shares of common stock in a private transaction where the number of shares proposed to be sold exceed 10% of the total outstanding shares of common stock of the Company, the Walkers have agreed to permit Column to participate as a selling stockholder in such transaction, subject to certain conditions. Similarly, Column has agreed to permit Mallory Walker to participate in such a transaction if Column is the selling party, subject to certain limitations and conditions.

Copies of the Registration Rights Agreement and Stockholders Agreement are filed as exhibits to this report and are incorporated herein by reference. The foregoing descriptions of the agreements do not purport to be complete and are qualified in its entirety by reference to the full text of the agreements.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1

Registration Rights Agreement, dated as of December 20, 2010, by and among Walker & Dunlop, Inc. and Mallory Walker, Taylor Walker, William M. Walker, Howard W. Smith, III, Richard C. Warner, Donna Mighty, Michael Yavinsky, Ted Hermes, Deborah A. Wilson and Column Guaranteed LLC.

10.2	Stockholders Agreement, dated as of December 20, 2010, by and among William M. Walker, Mallory Walker, Column Guaranteed LLC and Walker & Dunlop, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Walker & Dunlop, Inc.

	By:	/s/ Richard M. Lucas
Richard M. Lucas
Executive Vice President and General Counsel

December 27, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1

Registration Rights Agreement, dated as of December 20, 2010, by and among Walker & Dunlop, Inc. and Mallory Walker, Taylor Walker, William M. Walker, Howard W. Smith, III, Richard C. Warner, Donna Mighty, Michael Yavinsky, Ted Hermes, Deborah A. Wilson and Column Guaranteed LLC.

10.2	Stockholders Agreement, dated as of December 20, 2010, by and among William M. Walker, Mallory Walker, Column Guaranteed LLC and Walker & Dunlop, Inc.